UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2010

Bucyrus International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-00871	39-0188050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 500, 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172

(Address of principal executive offices, including ZIP code)

(414) 768-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 22, 2010, Bucyrus International, Inc. (the “Company”) held its 2010 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following proposals:

•	The election of Deepak T. Kapur, Theodore C. Rogers and Robert C. Scharp to the Company’s Board of Directors for a three-year term to expire at the Company’s 2013 annual meeting of stockholders; and

•	The ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2010.

As of the February 24, 2010 record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting, 80,939,861 shares of the Company’s common stock were outstanding and eligible to vote. A total of 72,610,964 shares voted in person or by proxy at the Annual Meeting. The following are the final votes on the matters presented for stockholder approval at the Annual Meeting:

Election of Directors

	For		Withheld		Broker Non-Votes
Name	Votes	Percentage (1)	Votes	Percentage (1)	Votes	Percentage (1)
Deepak T. Kapur	63,743,752	87.79	921,426	1.27	7,945,786	10.94
Theodore C. Rogers	42,171,769	58.08	22,493,409	30.98	7,945,786	10.94
Robert C. Scharp	63,618,348	87.62	1,046,830	1.44	7,945,786	10.94

Ratification of Deloitte & Touche LLP

For		Against		Abstain
Votes	Percentage (1)	Votes	Percentage (1)	Votes	Percentage (1)
69,498,178	95.71	3,078,211	4.24	34,575.05

(1)	Based on a total of all shares actually voted in person or by proxy at our Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCYRUS INTERNATIONAL, INC.

Dated: April 23, 2010	By:	/s/ Craig R. Mackus
Name: Craig R. Mackus
Title: Chief Financial Officer and Secretary